Exhibit 99.1

Popular, Inc. Announces Second Quarter 2019 Financial Results

•	Net income of $171.1 million in Q2 2019, compared to net income of $167.9 million in Q1 2019.

•	Net interest margin of 4.11% in Q2 2019, compared to 4.20% in Q1 2019.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $21.8 million from Q1 2019; NPLs to loans ratio at 2.1% vs. 2.2% in Q1 2019;

•	Net charge-offs (“NCOs”) decreased by $13.4 million from Q1 2019; NCOs at 0.71% of average loans held-in-portfolio vs. 0.92% in Q1 2019;

•	Allowance for loan losses to loans held-in-portfolio at 2.01% vs. 2.07% in Q1 2019; and

•	Allowance for loan losses to NPLs at 96.3% vs. 93.9% in Q1 2019.

•	Common Equity Tier 1 ratio of 16.80%, Common Equity per Share of $58.63 and Tangible Book Value per Share of $51.44 at June 30, 2019.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $171.1 million for the quarter ended June 30, 2019, compared to net income of $167.9 million for the quarter ended March 31, 2019.

Ignacio Alvarez, President and Chief Executive Officer, said: “I am pleased to report that we had a strong second quarter, with increases in net interest income, non-interest income, loans and deposits. Our results were driven by robust activity in our P.R. business, which showed growth in credit and debit card activity, continued strength in our auto business and increased mortgage loan originations. Additionally, our U.S. business achieved loan growth after a slow start to the year. Our credit quality metrics continued their positive progression, with reduction in non-performing loans and net charge-offs. While we are closely monitoring the P.R. macro environment and how it may be impacted by recent political events on the Island, we enter the second half of the year with strong momentum.”

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-19	31-Mar-19	30-Jun-18	30-Jun-19	30-Jun-18
Net interest income	$476,316	$470,963	$414,136	$947,279	$807,183
Provision for loan losses	40,191	41,825	60,054	82,016	129,387
Provision for loan losses - covered loans [1]	—	—	—	—	1,730

Net interest income after provision for loan losses	436,125	429,138	354,082	865,263	676,066
FDIC loss-share income	—	—	102,752	—	94,725
Other non-interest income	138,326	136,430	132,057	274,756	253,581
Operating expenses	363,015	347,420	337,668	710,435	659,670

Income before income tax	211,436	218,148	251,223	429,584	364,702
Income tax expense (benefit)	40,330	50,223	(28,560)	90,553	(6,405)

Net income	$171,106	$167,925	$279,783	$339,031	$371,107

Net income applicable to common stock	$170,175	$166,994	$278,852	$337,169	$369,245

Net income per common share - basic	$1.77	$1.69	$2.74	$3.46	$3.63

Net income per common share - diluted	$1.76	$1.69	$2.73	$3.45	$3.62

[1]	Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that were covered under the terminated FDIC Shared-Loss Agreements.

Net interest income

Net interest income for the quarter ended June 30, 2019 was $476.3 million, compared to $471.0 million for the previous quarter. The net interest margin was 4.11% for the quarter, compared to 4.20% for the previous quarter.

The increase of $5.3 million in net interest income is mainly the result of the approximately $3.8 million positive impact of one more day in the second quarter. Significant variances were:

•	Higher income from money market, trading and investments by $6.5 million due to higher volume, mostly driven by an increase in deposits at Banco Popular de Puerto Rico (“BPPR”);

•	Higher income from the commercial loan portfolio by $3.4 million, mainly due to higher loan volume at Popular Bank (“Popular U.S.” or “PB”); and

•	Higher income from the consumer loan portfolio by $2.5 million, due to higher volume in the BPPR segment driven primarily by originations through BPPR’s Eloan channel and acquired loans in the U.S.

Partially offset by:

•

Higher cost of interest-bearing deposits by $7.7 million or 5 basis points due to higher average balance in all deposit categories, predominantly in the public sector, retail and corporate deposits in P.R. and digital channel deposits in the U.S. The increase in deposit costs was driven by the cost of public sector deposits in P.R and digital channel deposits in the U.S.

BPPR’s net interest income amounted to $411.5 million for the quarter ended June 30, 2019, compared to $407.4 million in the previous quarter. The increase of $4.1 million in net interest income was mainly due to higher volume of investment securities driven by a higher volume of deposits, as discussed above. This was partially offset by an increase of 4 basis points in the cost of interest-bearing deposits, mainly on public sector deposits, as explained above. The net interest margin for the second quarter of 2019 was 4.37%, a decrease of 12 basis points when compared to 4.49% for the previous quarter. The decrease in net interest margin was due to higher volume of investment securities, which carry a lower yield, a lower discount amortization of the portfolio acquired in the Reliable Transaction and a higher cost of deposits. BPPR’s earning assets yielded 4.98%, compared to 5.07% in the previous quarter, while the cost of interest-bearing deposits was 0.83%, or 4 basis points higher than the 0.79% reported in the previous quarter. Total cost of deposits for the quarter was 0.64%, compared to 0.60% reported in the first quarter of 2019. The impact of one more day in the quarter represented approximately $3.2 million in additional net interest income at BPPR.

Net interest income for Popular U.S. was $74.6 million, for the quarter ended June 30, 2019, compared to $72.8 million during the previous quarter. The increase of $1.8 million in net interest income was primarily due to higher volume of average loans by $175 million mainly commercial loans, partially offset by a higher cost of deposits. Net interest margin for the quarter increased 3 basis points to 3.43%, compared to 3.40% for the previous quarter. Earning assets yielded 4.71%, compared to 4.61% in the previous quarter, while the cost of interest-bearing deposits was 1.59%, compared to 1.51% in the previous quarter. The impact of one more day in the quarter represented approximately $0.6 million in additional net interest income at PB.

Non-interest income

Non-interest income increased by $1.9 million to $138.3 million for the quarter ended June 30, 2019, compared to $136.4 million for the quarter ended March 31, 2019. The increase in non-interest income was primarily driven by:

•	Higher service charges on deposit accounts by $0.9 million, mainly at BPPR, due to higher fees on transactional cash management services;

•

higher other service fees by $9.7 million due to higher debit and credit card interchange fees by $3.8 million as a result of higher transactional volumes, higher insurance fees mainly due to $3.5 million in contingency commissions received during the quarter, and higher trust service fees;

•

favorable variance in adjustments to indemnity reserves on previously sold loans of $1.9 million due to the release of a $4.4 million reserve taken in connection with a 2013 transaction, partially offset by higher provision related to other loans previously sold with credit recourse; and

•	higher other operating income by $1.8 million, principally due to higher net earnings from the portfolio of investments under the equity method.

These variances were partially offset by:

•

Lower income from mortgage banking activities by $11.7 million, mainly due to a decrease in the fair value of mortgage servicing rights by $13.4 million driven in part by an increase in estimated prepayment rates and a lower earnings rate due to lower interest rates as well as the combined effect of an improvement in the early delinquency composition of the serviced portfolio resulting in lower late fees and delays in foreclosure activity; and

•	lower unrealized net gains on equity securities by $0.9 million mainly on deferred compensation plans that have an offsetting expense in personnel costs.

Refer to Table B for further details.

Operating expenses

Operating expenses for the second quarter of 2019 totaled $363.0 million, an increase of $15.6 million when compared to the first quarter of 2019. The increase in operating expenses was driven primarily by:

•	Higher equipment expenses by $1.6 million due to higher software and maintenance expenses;

•

higher professional fees by $7.8 million mainly due to higher advisory expenses by $3.0 million related to regulatory and other Corporate initiatives, higher director compensation by $1.4 million, $1.0 million in collection, appraisals and other credit related fees and higher legal fees by $1.0 million;

•

higher business promotion expenses by $4.4 million due to higher seasonal advertising costs by $1.0 million, higher consumer reward program expense by $2.0 million and higher promotion expenses and donations;

•	higher credit and debit card processing, volume, interchange and other expenses by $1.7 million due to higher volume of transactions; and

•	higher other operating expenses by $1.8 million due to unreimbursed claims on guaranteed mortgage loans claims receivables.

These increases were partially offset by:

•	Lower personnel cost by $1.6 million due to lower commissions, incentives and other bonuses.

Full-time equivalent employees were 8,372 as of June 30, 2019, compared to 8,242 as of March 31, 2019.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended June 30, 2019, the Corporation recorded an income tax expense of $40.3 million, compared to $50.2 million for the previous quarter. The decrease is attributed in part to a lower taxable income and a tax benefit of approximately $6.3 million related to adjustments pertaining to periods that the statute of limitations has expired.

The effective tax rate (“ETR”) for the second quarter of 2019 was 19%. Excluding the positive adjustment discussed above the ETR for the quarter was of 22%. The ETR of the Corporation is impacted by the composition and source of its taxable income. For the year 2019, the Corporation expects its consolidated effective tax rate to be within a range from 22-24%.

Credit Quality

During the second quarter of 2019, the Puerto Rico segment continued to reflect positive credit quality trends. Non-performing loans (“NPLs”) continued to improve, and net charge-offs were at 0.75% of the portfolio. The credit quality metrics of our U.S. operation also remained favorable. The Corporation continues to be attentive to the performance of its portfolios and related credit metrics. The following presents credit quality results for the second quarter of 2019.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, remained stable, decreasing by $3.5 million quarter-over-quarter, primarily related to lower P.R. commercial inflows. P.R. mortgage inflows for the quarter remained stable, mainly driven by lower early delinquencies.

•

Total non-performing loans held-in-portfolio decreased by $21.8 million from the first quarter of 2019, mainly driven by lower P.R. commercial NPLs of $17.2 million, primarily related to loan collections. P.R. mortgage NPLs continued to gradually improve, decreasing by $8.8 million from the first quarter of 2019. At June 30, 2019, the ratio of NPLs to total loans held-in-portfolio was 2.1%, compared to 2.2% in the first quarter of 2019.

•

Net charge-offs decreased by $13.4 million from the first quarter of 2019, primarily driven by lower P.R. commercial NCOs of $16.4 million, as the prior quarter included a charge-off from a single large relationship. In addition, P.R. mortgage NCOs were lower by $2.5 million when compared to the prior quarter. The Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was 0.71%, compared to 0.92% in the first quarter of 2019. Refer to Table J for further information on net charge-offs and related ratios.

•

The allowance for loan and lease losses (“ALLL”) decreased by $7.0 million from the first quarter of 2019 to $543.7 million. The P.R. segment ALLL decreased by $8.2 million, principally due to improvements in the mortgage portfolio.

•

The general and specific reserves totaled $443.6 million and $100.0 million, respectively, at quarter-end, compared with $448.7 million and $101.9 million, respectively, as of March 31, 2019. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.01% in the second quarter of 2019, compared to 2.07% in the previous quarter. The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 96.3% compared to 93.9% in the previous quarter.

•

The provision for loan losses for the second quarter of 2019 remained essentially flat at $40.2 million. The provision to net charge-offs ratio was 85.2% in the second quarter of 2019, compared to 69.1% in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18
Total non-performing loans held-in-portfolio	$564,358	$586,202	$643,199
Other real estate owned (“OREO”)	118,851	125,478	142,063

Total non-performing assets	$683,209	$711,680	$785,262

Net charge-offs for the quarter	$47,153	$60,545	$57,614

Ratios:
Loans held-in-portfolio	$27,005,745	$26,647,708	$24,608,516
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.09%	2.20%	2.61%
Allowance for loan losses to loans held-in-portfolio	2.01	2.07	2.61
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	96.33	93.93	99.97

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18	30-Jun-19	30-Jun-18
Provision for loan losses:
BPPR	$28,975	$31,454	$44,405	$60,429	$101,123
Popular U.S.	11,216	10,371	15,649	21,587	28,264

Total provision for loan losses - non-covered loans	$40,191	$41,825	$60,054	$82,016	$129,387

Provision for loan losses - covered loans	—	—	—	—	1,730

Total provision for loan losses	$40,191	$41,825	$60,054	$82,016	$131,117

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Jun-19	31-Mar-19	30-Jun-18
Provision for loan losses	$28,975	$31,454	$44,405
Net charge-offs	37,167	54,229	44,465
Total non-performing loans held-in-portfolio	522,525	544,992	589,838
Allowance / loans held-in-portfolio	2.38%	2.42%	3.14%

	Quarters ended
Popular U.S.	30-Jun-19	31-Mar-19	30-Jun-18
Provision for loan losses	$11,216	$10,371	$15,649
Net charge-offs	9,986	6,316	13,149
Total non-performing loans held-in-portfolio	41,833	41,210	53,361
Allowance / loans held-in-portfolio	0.97%	1.00%	1.16%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18
Cash and money market investments	$3,563,819	$5,190,692	$9,029,010
Investment securities	17,038,098	13,839,874	10,847,601
Loans	27,005,745	26,647,708	24,608,516
Total assets	50,617,221	48,680,607	47,535,177
Deposits	42,059,837	40,879,838	39,377,561
Borrowings	1,604,670	1,377,401	1,869,774
Total liabilities	44,897,387	43,240,547	42,245,516
Stockholders’ equity	5,719,834	5,440,060	5,289,661

Total assets increased by $1.9 billion from the first quarter of 2019, driven by:

•	An increase of $3.2 billion in debt securities available-for-sale mainly due to purchases of mortgage-backed securities and U.S. Treasury securities at BPPR; and

•	An increase of $0.4 billion in loans held-in-portfolio, mainly driven by the growth of auto loans and leases at the BPPR segment coupled with an increase at PB across its portfolios;

Partially offset by:

•	A net decrease of $1.6 billion in cash and money market investments, mainly due to purchases of available-for-sale debt securities.

Total liabilities increased by $1.6 billion from the first quarter of 2019, mainly due to:

•	An increase of $1.2 billion in deposits mainly in Puerto Rico public sector deposits at BPPR;

•	An increase of $0.2 billion in other short-term borrowings due to Federal Home Loan Bank advances at PB; and

•	An increase of $0.2 billion in other liabilities due to unsettled purchases of securities transactions.

Stockholders’ equity increased by approximately $0.3 billion from the first quarter of 2019, principally due to the net income for the quarter of $0.2 billion and higher unrealized gains on debt securities available-for-sale by $0.1 million.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.80%, $58.63 and $51.44, respectively, at June 30, 2019, compared to 16.39%, $55.78 and $48.58 at March 31, 2019. Refer to Table A for capital ratios.

Simplifications to the Capital Rule Pursuant to the Economic Growth and Regulatory Paperwork Reduction Act of 1996

On July 9, 2019, the federal banking regulatory agencies issued a final rule that simplified several requirements in the agencies’ regulatory capital rules. These simplification rules, effective on April 1, 2020, alleviate the limitations to the amount of mortgage servicing assets and certain deferred tax assets allowed as CET1 and increase the risk weight for the portion of the deferred tax assets included as a component of CET1 from 100% to 250%, among other provisions. As a result of these rules, the Corporation’s risk-based capital ratios are expected to decrease driven by the change in risk weighting. On a pro forma basis as of June 30, 2019, the impact would have been a reduction of approximately 55 bps.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings and new accounting standards on the Corporation’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarter ended March 31, 2019 and in our Form 10-Q for the quarter ended June 30, 2019 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Wednesday, July 24, 2019 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 23, 2019. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10132930.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Second Quarter 2019 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Six months ended
	30-Jun-19	31-Mar-19	30-Jun-18	30-Jun-19	30-Jun-18
Basic EPS	$1.77	$1.69	$2.74	$3.46	$3.63
Diluted EPS	$1.76	$1.69	$2.73	$3.45	$3.62
Average common shares outstanding	96,305,118	98,581,743	101,892,402	97,437,141	101,794,914
Average common shares outstanding - assuming dilution	96,457,448	98,758,898	102,031,955	97,591,989	101,932,477
Common shares outstanding at end of period	96,703,351	96,629,891	102,296,440	96,703,351	102,296,440
Market value per common share	$54.24	$52.13	$45.21	$54.24	$45.21
Market capitalization - (In millions)	$5,245	$5,037	$4,625	$5,245	$4,625
Return on average assets	1.38%	1.40%	2.40%	1.39%	1.64%
Return on average common equity	12.31%	12.17%	20.84%	12.24%	14.10%
Net interest margin	4.11%	4.20%	3.81%	4.16%	3.85%
Common equity per share	$58.63	$55.78	$51.22	$58.63	$51.22
Tangible common book value per common share (non-GAAP) [1]	$51.44	$48.58	$44.78	$51.44	$44.78
Tangible common equity to tangible assets (non-GAAP) [1]	9.96%	9.78%	9.77%	9.96%	9.77%
Tier 1 capital	16.80%	16.39%	17.47%	16.80%	17.47%
Total capital	19.39%	19.00%	20.41%	19.39%	20.41%
Tier 1 leverage	9.75%	9.57%	9.82%	9.75%	9.82%
Common Equity Tier 1 capital	16.80%	16.39%	17.47%	16.80%	17.47%

[1]	Refer to Table N for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Second Quarter 2019 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Six months ended
(In thousands, except per share information)	30-Jun-19	31-Mar-19	Q2 2019 vs. Q1 2019	30-Jun-18	Q2 2019 vs. Q2 2018	30-Jun-19	30-Jun-18
Interest income:
Loans	$454,204	$447,713	$6,491	$386,277	$67,927	$901,917	$759,861
Money market investments	22,534	29,220	(6,686)	36,392	(13,858)	51,754	58,677
Investment securities	94,241	81,036	13,205	58,181	36,060	175,277	115,390

Total interest income	570,979	557,969	13,010	480,850	90,129	1,128,948	933,928

Interest expense:
Deposits	78,449	70,826	7,623	45,228	33,221	149,275	83,916
Short-term borrowings	1,656	1,600	56	1,752	(96)	3,256	3,765
Long-term debt	14,558	14,580	(22)	19,734	(5,176)	29,138	39,064

Total interest expense	94,663	87,006	7,657	66,714	27,949	181,669	126,745

Net interest income	476,316	470,963	5,353	414,136	62,180	947,279	807,183
Provision for loan losses - non-covered loans	40,191	41,825	(1,634)	60,054	(19,863)	82,016	129,387
Provision for loan losses - covered loans	—	—	—	—	—	—	1,730

Net interest income after provision for loan losses	436,125	429,138	6,987	354,082	82,043	865,263	676,066

Service charges on deposit accounts	39,617	38,691	926	37,102	2,515	78,308	73,557
Other service fees	74,031	64,307	9,724	62,876	11,155	138,338	123,478
Mortgage banking activities	(1,773)	9,926	(11,699)	10,071	(11,844)	8,153	22,139
Net gain (loss), including impairment, on equity securities	528	1,433	(905)	234	294	1,961	(412)
Net profit (loss) on trading account debt securities	422	260	162	21	401	682	(177)
Adjustments (expense) to indemnity reserves on loans sold	1,840	(93)	1,933	(527)	2,367	1,747	(3,453)
FDIC loss-share income	—	—	—	102,752	(102,752)	—	94,725
Other operating income	23,661	21,906	1,755	22,280	1,381	45,567	38,449

Total non-interest income	138,326	136,430	1,896	234,809	(96,483)	274,756	348,306

Operating expenses:
Personnel costs
Salaries	86,161	84,450	1,711	78,008	8,153	170,611	156,405
Commissions, incentives and other bonuses	22,636	25,761	(3,125)	20,004	2,632	48,397	41,320
Pension, postretirement and medical insurance	10,406	9,761	645	9,363	1,043	20,167	19,292
Other personnel costs, including payroll taxes	22,296	23,145	(849)	16,957	5,339	45,441	33,167

Total personnel costs	141,499	143,117	(1,618)	124,332	17,167	284,616	250,184
Net occupancy expenses	23,299	23,537	(238)	22,425	874	46,836	45,227
Equipment expenses	21,323	19,705	1,618	17,775	3,548	41,028	34,981
Other taxes	12,577	11,662	915	10,876	1,701	24,239	21,778
Professional fees
Collections, appraisals and other credit related fees	4,741	3,724	1,017	4,228	513	8,465	7,286
Programming, processing and other technology services	61,033	60,178	855	54,547	6,486	121,211	105,852
Legal fees, excluding collections	4,446	3,489	957	4,907	(461)	7,935	10,670
Other professional fees	25,028	20,075	4,953	30,221	(5,193)	45,103	53,080

Total professional fees	95,248	87,466	7,782	93,903	1,345	182,714	176,888
Communications	5,955	5,849	106	5,382	573	11,804	11,288
Business promotion	19,119	14,674	4,445	16,778	2,341	33,793	28,787
FDIC deposit insurance	5,278	4,806	472	7,004	(1,726)	10,084	13,924
Other real estate owned (OREO) expenses	1,237	2,677	(1,440)	6,947	(5,710)	3,914	13,078
Credit and debit card processing, volume, interchange and other expenses	9,900	8,223	1,677	9,635	265	18,123	14,243
Other operating expenses
Operational losses	4,778	4,888	(110)	9,001	(4,223)	9,666	18,925
All other	20,431	18,504	1,927	11,286	9,145	38,935	25,718

Total other operating expenses	25,209	23,392	1,817	20,287	4,922	48,601	44,643
Amortization of intangibles	2,371	2,312	59	2,324	47	4,683	4,649

Total operating expenses	363,015	347,420	15,595	337,668	25,347	710,435	659,670

Income before income tax	211,436	218,148	(6,712)	251,223	(39,787)	429,584	364,702
Income tax expense (benefit)	40,330	50,223	(9,893)	(28,560)	68,890	90,553	(6,405)

Net income	$171,106	$167,925	$3,181	$279,783	$(108,677)	$339,031	$371,107

Net income applicable to common stock	$170,175	$166,994	$3,181	$278,852	$(108,677)	$337,169	$369,245

Net income per common share - basic	$1.77	$1.69	$0.08	$2.74	$(0.97)	$3.46	$3.63

Net income per common share - diluted	$1.76	$1.69	$0.07	$2.73	$(0.97)	$3.45	$3.62

Dividends Declared per Common Share	$0.30	$0.30	$—	$0.25	$0.05	$0.60	$0.50

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18	Variance Q2 2019 vs. Q1 2019
Assets:
Cash and due from banks	$391,703	$376,558	$400,568	$15,145
Money market investments	3,172,116	4,814,134	8,628,442	(1,642,018)
Trading account debt securities, at fair value	35,623	39,217	41,637	(3,594)
Debt securities available-for-sale, at fair value	16,734,722	13,542,695	10,542,010	3,192,027
Debt securities held-to-maturity, at amortized cost	99,599	99,455	104,937	144
Equity securities	168,154	158,507	159,017	9,647
Loans held-for-sale, at lower of cost or fair value	54,028	43,985	73,859	10,043
Loans held-in-portfolio	27,171,467	26,808,287	24,752,700	363,180
Less: Unearned income	165,722	160,579	144,184	5,143
Allowance for loan losses	543,666	550,628	643,018	(6,962)

Total loans held-in-portfolio, net	26,462,079	26,097,080	23,965,498	364,999

Premises and equipment, net	554,614	557,517	548,432	(2,903)
Other real estate	118,851	125,478	142,063	(6,627)
Accrued income receivable	170,886	162,797	165,592	8,089
Mortgage servicing assets, at fair value	153,021	167,813	164,025	(14,792)
Other assets	1,806,825	1,799,728	1,940,780	7,097
Goodwill	671,122	671,122	627,294	—
Other intangible assets	23,878	24,521	31,023	(643)

Total assets	$50,617,221	$48,680,607	$47,535,177	$1,936,614

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$8,955,304	$9,046,104	$9,392,263	$(90,800)
Interest bearing	33,104,533	31,833,734	29,985,298	1,270,799

Total deposits	42,059,837	40,879,838	39,377,561	1,179,999

Assets sold under agreements to repurchase	233,091	200,871	306,911	32,220
Other short-term borrowings	160,000	42	1,200	159,958
Notes payable	1,211,579	1,176,488	1,561,663	35,091
Other liabilities	1,232,880	983,308	998,181	249,572

Total liabilities	44,897,387	43,240,547	42,245,516	1,656,840

Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	—
Common stock	1,044	1,043	1,043	1
Surplus	4,316,225	4,313,040	4,302,946	3,185
Retained earnings	1,935,826	1,794,644	1,515,058	141,182
Treasury stock	(392,208)	(394,848)	(82,754)	2,640
Accumulated other comprehensive loss, net of tax	(191,213)	(323,979)	(496,792)	132,766

Total stockholders’ equity	5,719,834	5,440,060	5,289,661	279,774

Total liabilities and stockholders’ equity	$50,617,221	$48,680,607	$47,535,177	$1,936,614

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

(Unaudited)

	Quarters ended									Variance
	30-Jun-19			31-Mar-19			30-Jun-18			Q2 2019 vs. Q1 2019			Q2 2019 vs. Q2 2018
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$19,664	$116.8	2.38%	$18,773	$110.3	2.37%	$19,257	$94.6	1.97%	$891	$6.5	0.01%	$407	$22.2	0.41%

Loans not covered under loss sharing agreements with the FDIC:
Commercial	12,156	181.7	5.99	12,064	178.3	5.99	11,537	166.0	5.77	92	3.4	—	619	15.7	0.22
Construction	806	13.5	6.74	807	13.6	6.85	918	14.3	6.28	(1)	(0.1)	(0.11)	(112)	(0.8)	0.46
Mortgage	7,113	91.2	5.13	7,134	91.1	5.11	7,109	91.0	5.12	(21)	0.1	0.02	4	0.2	0.01
Consumer	2,864	85.3	11.95	2,814	82.8	11.93	2,856	82.0	11.52	50	2.5	0.02	8	3.3	0.43
Auto	2,822	67.7	9.62	2,729	67.6	10.05	949	20.2	8.55	93	0.1	(0.43)	1,873	47.5	1.07
Lease financing	972	14.8	6.07	944	14.3	6.08	850	12.7	5.99	28	0.5	(0.01)	122	2.1	0.08

Total loans	26,733	454.2	6.81	26,492	447.7	6.83	24,219	386.2	6.39	241	6.5	(0.02)	2,514	68.0	0.42

Total interest earning assets	$46,397	$571.0	4.93%	$45,265	$558.0	4.98%	$43,476	$480.8	4.43%	$1,132	13.0	(0.05)%	$2,921	$90.2	0.50%

Allowance for loan losses	(553)			(576)			(645)			23			92
Other non-interest earning assets	3,931			3,938			4,019			(7)			(88)

Total average assets	$49,775			$48,627			$46,850			$1,148			$2,925

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$14,953	$39.3	1.05%	$14,051	$33.8	0.97%	$12,476	$15.7	0.51%	$902	$5.5	0.08%	$2,477	$23.6	0.54%
Savings	10,067	10.5	0.42	9,847	9.9	0.41	9,472	7.8	0.33	220	0.6	0.01	595	2.7	0.09
Time deposits	7,827	28.7	1.47	7,676	27.1	1.43	7,749	21.7	1.12	151	1.6	0.04	78	7.0	0.35

Total interest-bearing deposits	32,847	78.5	0.96	31,574	70.8	0.91	29,697	45.2	0.61	1,273	7.7	0.05	3,150	33.3	0.35
Borrowings	1,448	16.2	4.50	1,469	16.2	4.44	1,962	21.5	4.39	(21)	—	0.06	(514)	(5.3)	0.11

Total interest-bearing liabilities	34,295	94.7	1.11	33,043	87.0	1.07	31,659	66.7	0.85	1,252	7.7	0.04	2,636	28.0	0.26

Net interest spread			3.82%			3.91%			3.58%			(0.09)%			0.24%

Non-interest bearing deposits	8,868			8,953			8,966			(85)			(98)
Other liabilities	1,016			1,016			811			—			205
Stockholders’ equity	5,596			5,615			5,414			(19)			182

Total average liabilities and stockholders’ equity	$49,775			$48,627			$46,850			$1,148			$2,925

Net interest income / margin non-taxable equivalent basis		$476.3	4.11%		$471.0	4.20%		$414.1	3.81%		$5.3	(0.09)%		$62.2	0.30%

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

(Unaudited)

	Six months ended
	30-Jun-19			30-Jun-18			Variance
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$19,221	$227.0	2.38%	$18,010	$174.1	1.94%	$1,211	$52.9	0.44%

Loans not covered under loss-sharing agreements with the FDIC:
Commercial	12,110	360.0	5.99	11,503	327.5	5.74	607	32.5	0.25
Construction	806	27.2	6.79	911	27.9	6.18	(105)	(0.7)	0.61
Mortgage	7,124	182.3	5.12	7,091	180.0	5.08	33	2.3	0.04
Consumer	2,839	168.1	11.94	2,871	160.2	11.25	(32)	7.9	0.69
Auto	2,776	135.3	9.83	935	39.2	8.45	1,841	96.1	1.38
Lease financing	958	29.1	6.07	835	25.0	5.99	123	4.1	0.08

Total loans	26,613	902.0	6.82	24,146	759.8	6.33	2,467	142.2	0.49

Total interest earning assets	$45,834	$1,129.0	4.96%	$42,156	$933.9	4.46%	$3,678	$195.1	0.50%

Allowance for loan losses	(564)			(640)			76
Other non-interest earning assets	3,934			4,041			(107)

Total average assets	$49,204			$45,557			$3,647

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$14,504	$73.0	1.02%	$11,838	$27.2	0.46%	$2,666	$45.8	0.56%
Savings	9,958	20.4	0.41	9,110	13.0	0.29	848	7.4	0.12
Time deposits	7,752	55.9	1.45	7,723	43.7	1.14	29	12.2	0.31

Total interest-bearing deposits	32,214	149.3	0.93	28,671	83.9	0.59	3,543	65.4	0.34
Borrowings	1,458	32.4	4.46	2,001	42.8	4.30	(543)	(10.4)	0.16

Total interest-bearing liabilities	33,672	181.7	1.09	30,672	126.7	0.83	3,000	55.0	0.26

Net interest spread			3.87%			3.63%			0.24%

Non-interest bearing deposits	8,910			8,702			208
Other liabilities	1,017			855			162
Stockholders’ equity	5,605			5,328			277

Total average liabilities and stockholders’ equity	$49,204			$45,557			$3,647

Net interest income / margin non-taxable equivalent basis		$947.3	4.16%		$807.2	3.85%		$140.1	0.31%

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18	Q2 2019 vs.Q1 2019	Q2 2019 vs.Q2 2018	30-Jun-19	30-Jun-18	2019 vs. 2018
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$11,916	$11,687	$12,425	$229	$(509)	$23,603	$24,881	$(1,278)
Mortgage servicing rights fair value adjustments	(17,186)	(3,825)	(4,622)	(13,361)	(12,564)	(21,011)	(8,929)	(12,082)

Total mortgage servicing fees, net of fair value adjustments	(5,270)	7,862	7,803	(13,132)	(13,073)	2,592	15,952	(13,360)

Net gain on sale of loans, including valuation on loans held-for-sale	5,215	4,017	2,460	1,198	2,755	9,232	3,517	5,715

Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(227)	—	45	(227)	(272)	(227)	(176)	(51)
Realized (losses) gains on closed derivative positions	(1,491)	(1,953)	(237)	462	(1,254)	(3,444)	2,846	(6,290)

Total trading account (loss) profit	(1,718)	(1,953)	(192)	235	(1,526)	(3,671)	2,670	(6,341)

Total mortgage banking activities	$(1,773)	$9,926	$10,071	$(11,699)	$(11,844)	$8,153	$22,139	$(13,986)

Other Service Fees

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18	Q2 2019 vs.Q1 2019	Q2 2019 vs.Q2 2018	30-Jun-19	30-Jun-18	2019 vs. 2018
Other service fees:
Debit card fees	$12,034	$11,170	$11,684	$864	$350	$23,204	$23,322	$(118)
Insurance fees	17,253	12,791	13,027	4,462	4,226	30,044	25,626	4,418
Credit card fees	24,794	22,286	22,658	2,508	2,136	47,080	44,341	2,739
Sale and administration of investment products	5,732	5,259	5,020	473	712	10,991	10,375	616
Trust fees	5,522	4,716	5,139	806	383	10,238	10,236	2
Other fees	8,696	8,085	5,348	611	3,348	16,781	9,578	7,203

Total other service fees	$74,031	$64,307	$62,876	$9,724	$11,155	$138,338	$123,478	$14,860

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18	Q2 2019 vs. Q1 2019	Q2 2019 vs. Q2 2018
Loans held-in-portfolio:
Commercial	$12,216,603	$12,058,310	$11,589,993	$158,293	$626,610
Construction	825,419	791,320	899,323	34,099	(73,904)
Legacy [1]	23,893	24,404	29,250	(511)	(5,357)
Lease financing	991,546	963,232	872,098	28,314	119,448
Mortgage	7,198,959	7,207,180	7,376,711	(8,221)	(177,752)
Auto	2,796,403	2,742,095	915,063	54,308	1,881,340
Consumer	2,952,922	2,861,167	2,926,078	91,755	26,844

Total loans held-in-portfolio	$27,005,745	$26,647,708	$24,608,516	$358,037	$2,397,229

Loans held-for-sale:
Mortgage	54,028	43,985	73,859	10,043	(19,831)

Total loans held-for-sale	$54,028	$43,985	$73,859	$10,043	$(19,831)

Total loans	$27,059,773	$26,691,693	$24,682,375	$368,080	$2,377,398

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Deposits - Ending Balances

				Variance
(In thousands)	30-Jun-19	31-Mar-19	30-Jun-18	Q2 2019 vs. Q1 2019	Q2 2019 vs.Q2 2018
Demand deposits [1]	$17,750,676	$16,871,924	$15,813,188	$878,752	$1,937,488
Savings, NOW and money market deposits (non-brokered)	16,011,646	15,806,355	15,751,376	205,291	260,270
Savings, NOW and money market deposits (brokered)	384,251	395,795	389,912	(11,544)	(5,661)
Time deposits (non-brokered)	7,816,939	7,724,161	7,284,697	92,778	532,242
Time deposits (brokered CDs)	96,325	81,603	138,388	14,722	(42,063)

Total deposits	$42,059,837	$40,879,838	$39,377,561	$1,179,999	$2,682,276

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table H - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	30-Jun-19	As a % of loans HIP by category	31-Mar-19	As a % of loans HIP by category	30-Jun-18	As a % of loans HIP by category	Q2 2019 vs. Q1 2019	Q2 2019 vs. Q2 2018
Non-accrual loans:
Commercial	$155,348	1.3%	$169,154	1.4%	$164,949	1.4%	$(13,806)	$(9,601)
Construction	13,848	1.7	13,848	1.7	20,460	2.3	—	(6,612)
Legacy [1]	2,469	10.3	2,583	10.6	3,663	12.5	(114)	(1,194)
Lease financing	2,830	0.3	2,525	0.3	3,696	0.4	305	(866)
Mortgage	318,396	4.4	327,658	4.5	384,655	5.2	(9,262)	(66,259)
Auto	28,085	1.0	25,162	0.9	12,855	1.4	2,923	15,230
Consumer	43,382	1.5	45,272	1.6	52,921	1.8	(1,890)	(9,539)

Total non-performing loans held-in-portfolio	564,358	2.1%	586,202	2.2%	643,199	2.6%	(21,844)	(78,841)
Other real estate owned (“OREO”)	118,851		125,478		142,063		(6,627)	(23,212)

Total non-performing assets [2]	$683,209		$711,680		$785,262		$(28,471)	$(102,053)

Accruing loans past due 90 days or more [3] [4]	$494,488		$550,717		$901,473		$(56,229)	$(406,985)

Ratios:
Non-performing assets to total assets	1.35%		1.46%		1.65%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.09		2.20		2.61
Allowance for loan losses to loans held-in-portfolio	2.01		2.07		2.61
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	96.33		93.93		99.97

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

[2]	There were no non-performing loans held-for-sale as of June 30, 2019, March 31, 2019 and June 30, 2018.
[3]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These include loans rebooked, which were previously pooled into GNMA securities amounting to $96 million (March 31, 2019 - $106 million; June 30, 2018 - $298 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected on the financial statements of BPPR with an offsetting liability. These balances include $262 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2019 (March 31, 2019 - $292 million; June 30, 2018 - $216 million). Furthermore, the Corporation has approximately $66 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (March 31, 2019 - $67 million; June 30 2018 - $66 million).

[4]

The carrying value of loans accounted for under ASC Subtopic 310-30 that are contractually 90 days or more past due was $248 million at June 30, 2019 (March 31, 2019 - $257 million; June 30, 2018 - $265 million). This amount is excluded from the above table as the loans’ accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table I - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended 30-Jun-19			Quarter ended 31-Mar-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$166,293	$2,861	$169,154	$182,950	$1,076	$184,026
Plus:
New non-performing loans	2,209	4,362	6,571	10,554	2,220	12,774
Less:
Non-performing loans transferred to OREO	(1,749)	—	(1,749)	(962)	—	(962)
Non-performing loans charged-off	(2,931)	(680)	(3,611)	(17,918)	(50)	(17,968)
Loans returned to accrual status / loan collections	(14,683)	(334)	(15,017)	(8,331)	(385)	(8,716)

Ending balance NPLs	$149,139	$6,209	$155,348	$166,293	$2,861	$169,154

Construction loans held-in-portfolio:
	Quarter ended 30-Jun-19			Quarter ended 31-Mar-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$1,788	$12,060	$13,848	$1,788	$12,060	$13,848

Ending balance NPLs	$1,788	$12,060	$13,848	$1,788	$12,060	$13,848

There was no activity in the construction NPLs, during the first and second quarter of 2019.

Mortgage loans held-in-portfolio:
	Quarter ended 30-Jun-19			Quarter ended 31-Mar-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$317,850	$9,808	$327,658	$323,565	$11,033	$334,598
Plus:
New non-performing loans	50,205	1,828	52,033	47,228	1,820	49,048
Advances on existing non-performing loans	—	10	10	—	72	72
Less:
Non-performing loans transferred to OREO	(6,905)	(169)	(7,074)	(3,155)	(124)	(3,279)
Non-performing loans charged-off	(6,362)	(342)	(6,704)	(5,734)	(197)	(5,931)
Loans returned to accrual status / loan collections	(45,742)	(1,785)	(47,527)	(44,054)	(2,796)	(46,850)

Ending balance NPLs	$309,046	$9,350	$318,396	$317,850	$9,808	$327,658

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended 30-Jun-19			Quarter ended 31-Mar-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$485,931	$27,312	$513,243	$508,303	$26,796	$535,099
Plus:
New non-performing loans	52,414	6,190	58,604	57,782	4,250	62,032
Advances on existing non-performing loans	—	11	11	—	79	79
Less:
Non-performing loans transferred to OREO	(8,654)	(169)	(8,823)	(4,117)	(124)	(4,241)
Non-performing loans charged-off	(9,293)	(1,022)	(10,315)	(23,652)	(247)	(23,899)
Loans returned to accrual status / loan collections	(60,425)	(2,234)	(62,659)	(52,385)	(3,442)	(55,827)

Ending balance NPLs [1]	$459,973	$30,088	$490,061	$485,931	$27,312	$513,243

[1]	Includes $2.5 million of NPLs related to the legacy portfolio as of June 30, 2019 (March 31, 2019 - $2.6 million).

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarter ended	Quarter ended	Quarter ended
	30-Jun-19	31-Mar-19	30-Jun-18
(Dollars in thousands)	Total	Total	Non-covered loans	Covered loans	Total
Balance at beginning of period	$550,628	$569,348	$606,968	$33,610	$640,578
Provision for loan losses	40,191	41,825	60,054	—	60,054

	590,819	611,173	667,022	33,610	700,632

Net loans charged-off (recovered):
BPPR
Commercial	184	16,594	7,960	—	7,960
Construction	(54)	(17)	(301)	—	(301)
Lease financing	1,630	1,486	1,157	—	1,157
Mortgage	8,713	11,183	11,575	—	11,575
Consumer	26,694	24,983	24,074	—	24,074

Total BPPR	37,167	54,229	44,465	—	44,465

Popular U.S.
Commercial	5,791	2,834	10,132	—	10,132
Construction	—	(8)	—	—	—
Legacy [1]	(277)	(715)	(277)	—	(277)
Mortgage	230	229	18	—	18
Consumer	4,242	3,976	3,276	—	3,276

Total Popular U.S.	9,986	6,316	13,149	—	13,149

Total loans charged-off - Popular, Inc.	47,153	60,545	57,614	—	57,614

Allowance transferred from covered to non-covered loans	—	—	33,610	(33,610)	—

Balance at end of period	$543,666	$550,628	$643,018	$—	$643,018

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.71%	0.92%	0.95%		0.95%
Provision for loan losses to net charge-offs	85.24%	69.08%	104.24%		104.24%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.75%	1.09%	1.01%		1.01%
Provision for loan losses to net charge-offs	77.96%	58.00%	99.87%		99.87%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.59%	0.38%			0.81%
Provision for loan losses to net charge-offs	112.32%	164.20%			119.01%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

(Unaudited)

30-Jun-19
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$31,698	$90	$—	$43,550	$234	$24,455	$100,027
Impaired loans	$390,271	$13,848	$—	$530,650	$865	$108,851	$1,044,485
Specific ALLL to impaired loans	8.12%	0.65%	—%	8.21%	27.05%	22.47%	9.58%

General ALLL	$193,831	$9,793	$774	$88,966	$6,673	$143,602	$443,639
Loans held-in-portfolio, excluding impaired loans	$11,826,332	$811,571	$23,893	$6,668,309	$990,681	$5,640,474	$25,961,260
General ALLL to loans held-in-portfolio, excluding impaired loans	1.64%	1.21%	3.24%	1.33%	0.67%	2.55%	1.71%

Total ALLL	$225,529	$9,883	$774	$132,516	$6,907	$168,057	$543,666
Total loans held-in-portfolio	$12,216,603	$825,419	$23,893	$7,198,959	$991,546	$5,749,325	$27,005,745
ALLL to loans held-in-portfolio	1.85%	1.20%	3.24%	1.84%	0.70%	2.92%	2.01%

[1]   The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

31-Mar-19
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$33,476	$19	$—	$43,139	$321	$25,003	$101,958
Impaired loans	$383,494	$13,848	$—	$524,803	$1,018	$110,874	$1,034,037
Specific ALLL to impaired loans	8.73%	0.14%	—%	8.22%	31.53%	22.55%	9.86%

General ALLL	$191,013	$7,477	$829	$99,159	$8,788	$141,404	$448,670
Loans held-in-portfolio, excluding impaired loans	$11,674,816	$777,472	$24,404	$6,682,377	$962,214	$5,492,388	$25,613,671
General ALLL to loans held-in-portfolio, excluding impaired loans	1.64%	0.96%	3.40%	1.48%	0.91%	2.57%	1.75%

Total ALLL	$224,489	$7,496	$829	$142,298	$9,109	$166,407	$550,628
Total loans held-in-portfolio	$12,058,310	$791,320	$24,404	$7,207,180	$963,232	$5,603,262	$26,647,708
ALLL to loans held-in-portfolio	1.86%	0.95%	3.40%	1.97%	0.95%	2.97%	2.07%

[1]   The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$(1,778)	$71	$—	$411	$(87)	$(548)	$(1,931)
Impaired loans	$6,777	$—	$—	$5,847	$(153)	$(2,023)	$10,448

General ALLL	$2,818	$2,316	$(55)	$(10,193)	$(2,115)	$2,198	$(5,031)
Loans held-in-portfolio, excluding impaired loans	$151,516	$34,099	$(511)	$(14,068)	$28,467	$148,086	$347,589

Total ALLL	$1,040	$2,387	$(55)	$(9,782)	$(2,202)	$1,650	$(6,962)
Total loans held-in-portfolio	$158,293	$34,099	$(511)	$(8,221)	$28,314	$146,063	$358,037

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

(Unaudited)

30-Jun-19
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$31,698	$90	$41,158	$234	$22,592	$95,772
General ALLL	158,529	2,906	86,772	6,673	125,539	380,419

Total ALLL	$190,227	$2,996	$127,930	$6,907	$148,131	$476,191

Loans held-in-portfolio:
Impaired loans	$386,310	$1,788	$521,257	$865	$98,901	$1,009,121
Loans held-in-portfolio, excluding impaired loans	6,953,539	107,170	5,781,701	990,681	5,199,449	19,032,540

Total loans held-in-portfolio	$7,339,849	$108,958	$6,302,958	$991,546	$5,298,350	$20,041,661

31-Mar-19
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$33,253	$19	$40,779	$321	$23,350	$97,722
General ALLL	155,678	803	97,077	8,788	124,315	386,661

Total ALLL	$188,931	$822	$137,856	$9,109	$147,665	$484,383

Loans held-in-portfolio:
Impaired	$381,803	$1,788	$515,365	$1,018	$101,887	$1,001,861
Loans held-in-portfolio, excluding impaired loans	7,009,319	89,584	5,860,223	962,214	5,073,149	18,994,489

Total loans held-in-portfolio	$7,391,122	$91,372	$6,375,588	$963,232	$5,175,036	$19,996,350

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$(1,555)	$71	$379	$(87)	$(758)	$(1,950)
General ALLL	2,851	2,103	(10,305)	(2,115)	1,224	(6,242)

Total ALLL	$1,296	$2,174	$(9,926)	$(2,202)	$466	$(8,192)

Loans held-in-portfolio:
Impaired	$4,507	$—	$5,892	$(153)	$(2,986)	$7,260
Loans held-in-portfolio, excluding impaired loans	(55,780)	17,586	(78,522)	28,467	126,300	38,051

Total loans held-in-portfolio	$(51,273)	$17,586	$(72,630)	$28,314	$123,314	$45,311

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

(Unaudited)

30-Jun-19
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$—	$—	$—	$2,392	$1,863	$4,255
General ALLL	35,302	6,887	774	2,194	18,063	63,220

Total ALLL	$35,302	$6,887	$774	$4,586	$19,926	$67,475

Loans held-in-portfolio:
Impaired loans	$3,961	$12,060	$—	$9,393	$9,950	$35,364
Loans held-in-portfolio, excluding impaired loans	4,872,793	704,401	23,893	886,608	441,025	6,928,720

Total loans held-in-portfolio	$4,876,754	$716,461	$23,893	$896,001	$450,975	$6,964,084

31-Mar-19
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$223	$—	$—	$2,360	$1,653	$4,236
General ALLL	35,335	6,674	829	2,082	17,089	62,009

Total ALLL	$35,558	$6,674	$829	$4,442	$18,742	$66,245

Loans held-in-portfolio:
Impaired loans	$1,691	$12,060	$—	$9,438	$8,987	$32,176
Loans held-in-portfolio, excluding impaired loans	4,665,497	687,888	24,404	822,154	419,239	6,619,182

Total loans held-in-portfolio	$4,667,188	$699,948	$24,404	$831,592	$428,226	$6,651,358

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$(223)	$—	$—	$32	$210	$19
General ALLL	(33)	213	(55)	112	974	1,211

Total ALLL	$(256)	$213	$(55)	$144	$1,184	$1,230

Loans held-in-portfolio:
Impaired loans	$2,270	$—	$—	$(45)	$963	$3,188
Loans held-in-portfolio, excluding impaired loans	207,296	16,513	(511)	64,454	21,786	309,538

Total loans held-in-portfolio	$209,566	$16,513	$(511)	$64,409	$22,749	$312,726

Popular, Inc.

Financial Supplement to Second Quarter 2019 Earnings Release

Table N - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Jun-19	31-Mar-19	30-Jun-18
Total stockholders’ equity	$5,719,834	$5,440,060	$5,289,661
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(671,122)	(671,122)	(627,294)
Less: Other intangibles	(23,878)	(24,521)	(31,023)

Total tangible common equity	$4,974,674	$4,694,257	$4,581,184

Total assets	$50,617,221	$48,680,607	$47,535,177
Less: Goodwill	(671,122)	(671,122)	(627,294)
Less: Other intangibles	(23,878)	(24,521)	(31,023)

Total tangible assets	$49,922,221	$47,984,964	$46,876,860

Tangible common equity to tangible assets	9.96%	9.78%	9.77%
Common shares outstanding at end of period	96,703,351	96,629,891	102,296,440
Tangible book value per common share	$51.44	$48.58	$44.78

CONTACT:

Popular, Inc.

Investor Relations:

Paul Cardillo, 212-417-6721

Senior Vice President, Investor Relations Officer

or

Media Relations:

Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)

Senior Vice President, Corporate Communications